UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement
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ARIAD PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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HARVEY J. BERGER, M.D.

CHAIRMAN AND

CHIEF EXECUTIVE OFFICER

April [  ], 2004

Dear Fellow Investor,

I am pleased to invite you to attend our 2004 Annual Meeting of Stockholders, which will be held on Wednesday, June 23, 2004, beginning at 10:00 a.m., at our corporate offices in Cambridge, Massachusetts.

This year, you are being asked to elect three directors nominated by the Board of Directors, to approve an amendment to our 2001 Stock Plan, to approve an amendment to our Certificate of Incorporation and to ratify the selection of Deloitte & Touche LLP as our independent public accountants. Your Board of Directors urges you to read the accompanying proxy statement carefully and recommends that you vote “FOR” each of these proposals.

At the meeting, we also will report on ARIAD’s progress over the past year and plans for development and commercialization of our lead oncology product candidates. We will provide you with an opportunity to meet members of our management team and directors and will respond to questions that you may have.

We hope that you will be able to join us at our Annual Meeting. Whether or not you expect to attend, please be sure to vote your shares using any of the following methods: vote by telephone or the Internet as described in the instructions included on the proxy card; vote by signing, dating, and returning the proxy card in the envelope provided; or vote by attending the meeting in person.

To register for the meeting, please contact our investor relations office at 617-494-0400, extension 251, or send an e-mail to investor@ariad.com. Directions to our offices can be found on our website at www.ariad.com.

I look forward to seeing you at this year’s Annual Meeting.

Sincerely yours,

Harvey J. Berger, M.D.
Chairman and Chief Executive Officer

ARIAD PHARMACEUTICALS, INC.

26 Landsdowne Street
Cambridge, Massachusetts 02139-4234

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 23, 2004

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of ARIAD Pharmaceuticals, Inc. will be held on Wednesday, June 23, 2004 at 10:00 a.m., Eastern Time, at our offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, for the following purposes:

1.	To elect three Class 1 directors to hold office until the 2007 Annual Meeting and until their successors are duly elected and qualified.

2.	To approve an amendment to our 2001 Stock Plan to increase the number of shares of our common stock reserved under the plan from 2,930,000 to 5,930,000, an increase of 3,000,000 shares.

3.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 145,000,000, an increase of 85,000,000 shares.

4.	To ratify the selection of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2004.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only those holders of our common stock of record as of the close of business on April 26, 2004 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. A total of [52,301,105] shares of our common stock were issued and outstanding as of that date. Each share of common stock entitles its holder to one vote. Cumulative voting of shares of common stock is not permitted.

For the ten-day period immediately prior to the Annual Meeting, the list of stockholders entitled to vote will be available for inspection at our offices, for such purposes as are set forth in the General Corporation Law of the State of Delaware.

By Order of the Board of Directors,

Laurie A. Allen, Esq.
Secretary
April [ ], 2004

Your vote is important. You may vote your shares in person at the Annual Meeting. If you do not expect to attend the Annual Meeting or if you do plan to attend but wish to vote by proxy, you may vote by: (1) dating, signing and promptly mailing the enclosed proxy card in the return envelope provided, (2) calling the toll-free number listed on the proxy card, or (3) using the Internet as indicated on the proxy card.

PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

ARIAD PHARMACEUTICALS, INC.

26 Landsdowne Street
Cambridge, Massachusetts 02139-4234

PROXY STATEMENT

INFORMATION ABOUT THE MEETING AND VOTING

Materials Mailed to Stockholders

This proxy statement and the accompanying Notice of Annual Meeting and form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of ARIAD Pharmaceuticals, Inc. to be used at our 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 23, 2004 at 10:00 a.m., Eastern Time, at our offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234 and at any adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting. These proxy materials are being mailed to all stockholders entitled to notice of and to vote at the Annual Meeting on or about May 15, 2004.

Summary of Proposals to be Voted Upon By Stockholders

Proposal 1: Election of three Class 1 Directors to Hold Office Until the 2007 Annual Meeting

Our eight-member Board of Directors is divided into three classes of directors. Each class is elected to serve for a staggered three-year term. This year, three current Class 1 directors are nominated to serve until the 2007 Annual Meeting and until their successors have been duly elected and qualified. Nominated directors include:

•	Frederick S. Schiff, who has served on our Board of Directors since June 2002;

•	Mary C. Tanner, who has served on our Board of Directors since September 2003; and

•	Athanase Lavidas, Ph.D., who has served on our Board of Directors since September 2003.

The Board of Directors recommends that stockholders vote “FOR” Proposal 1.

Proposal 2: Approval of an amendment to our 2001 Stock Plan to increase the number of shares of our common stock reserved under the plan from 2,930,000 to 5,930,000, an increase of 3,000,000 shares

Our Board of Directors believes that future stock option and/or stock awards will be critical to recruiting new employees and retaining current and future management and staff. As of April 26, 2004, there are only [123,024] shares available for grant under our 2001 Stock Plan (the “2001 Stock Plan”). The proposed amendment to our 2001 Stock Plan will increase the number of shares of our common stock reserved under the plan by 3,000,000 shares.

The Board of Directors recommends that stockholders vote “FOR” Proposal 2.

Proposal 3: Approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 145,000,000, an increase of 85,000,000 shares

Our Board of Directors believes that it is necessary to increase our authorized common stock to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. The proposed amendment to our Certificate of Incorporation will increase the number of authorized shares of common stock from 60,000,000 shares to 145,000,000 shares. The current number of shares of 60,000,000 was authorized in 1994, the year we became a public company, and, as of April 26, 2004, there are only 1,964,824 shares remaining available for future issuance, of which 1,940,000 shares are reserved for issuance under an effective shelf registration. We expect the additional 85,000,000 shares will be adequate for our needs for the foreseeable future.

The Board of Directors recommends that stockholders vote “FOR” Proposal 3.

Proposal 4: Ratification of Selection of Independent Public Accountants

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP to be our independent public accountants for the year ending December 31, 2004. The Board of Directors has ratified this selection. Deloitte & Touche LLP has served as our independent public accountants since 1991.

The Board of Directors recommends that stockholders vote “FOR” Proposal 4.

Proxies

Holders of our common stock who are entitled to vote are urged to sign the enclosed proxy card and return it promptly in the return envelope provided or to vote by telephone or the Internet by following the instructions on the enclosed proxy card. Proxies will be voted in accordance with such holders’ directions. If no directions are given, proxies will be voted “FOR” the election as Class 1 directors of the nominees named herein, “FOR” approval of the amendment to the 2001 Stock Plan, “FOR” approval of the amendment to our Certificate of Incorporation and “FOR” ratification of the selection of Deloitte & Touche LLP as our independent public accountants, and, as to any other business that may come before the Annual Meeting, in accordance with the judgment of the person or persons named in the Proxy. The Board of Directors knows of no other business to be presented at the Annual Meeting. The proxy may be revoked at any time prior to the voting thereof by providing written notice of revocation to us at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, Attention: Laurie A. Allen, Senior Vice President, Chief Legal Officer and Secretary. The proxy may also be revoked by submitting to us prior to the Annual Meeting a more recently dated proxy or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing to stockholders this proxy statement and accompanying materials, will be borne by us. We have retained D.F. King & Co., Inc. (“D.F. King”) to assist in the distribution and solicitation of proxies. We anticipate that we will pay D.F. King approximately $5,000 in fees, plus reasonable out-of-pocket expenses. In addition to use of the mails, proxies may be solicited personally or by telephone or otherwise by our officers, directors and employees, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. Such parties will be reimbursed for their reasonable expenses incurred in connection with these activities.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on April 26, 2004 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On that date, there were [52,301,105] shares of common stock outstanding. Each share of common stock is entitled to one vote. Accordingly, a total of [52,301,105] votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Establishing a Quorum

One-third of the shares of outstanding common stock entitled to vote, whether present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Shares as to which a broker indicates that it has no discretion to vote and which are not voted, known as a “broker non-votes,” will be considered present at the Annual Meeting for the purpose of determining the presence of a quorum. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the Annual Meeting for purposes of determining a quorum.

Votes Required, Broker Non-Votes and Abstentions

•	Proposal 1: The affirmative vote of a plurality of the shares of common stock cast by the stockholders present in person or represented by proxy at the Annual Meeting is required to elect the nominees for election as Class 1 directors. Thus, broker non-votes and abstentions will have no effect on the outcome of the vote for the election of directors. Brokers do, however, have discretionary authority to vote shares held in their name on this proposal, even if they do not receive instructions from the beneficial owner.

•	Proposal 2: The affirmative vote of a majority of votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting is required to approve the amendment to our 2001 Stock Plan. Because broker non-votes and abstentions are not considered to be votes cast, they will have no effect on the vote for this proposal.

•	Proposal 3: The affirmative vote of a majority of our outstanding common stock is required to approve the amendment to our Certificate of Incorporation. Accordingly, broker non-votes and abstentions will have the same effect as a vote against this proposal.

•	Proposal 4: The affirmative vote of a majority of votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting is required to ratify the selection of our independent public accountants. Because broker non-votes and abstentions are not considered to be votes cast, they will have no effect on the vote for this proposal. Brokers do, however, have discretionary authority to vote shares held in their name on this proposal, even if they do not receive instructions from the beneficial owner.

BOARD OF DIRECTORS

The Board of Directors currently consists of eight members classified into three classes. At each Annual Meeting, the term for one class of directors expires, and directors are elected for a full term of three years to succeed the directors of such class. Set forth below is certain biographical information for each of the three individuals nominated by the Board of Directors for election as Class 1 directors at this Annual Meeting, as well as for each of the continuing Class 2 and Class 3 directors whose terms expire at the Annual Meeting in either 2005 or 2006, respectively, or at such time as such director’s successor is duly elected and qualified.

Nominees as Class 1 Directors (Term to Expire in 2007)

Frederick S. Schiff, 56, one of our Directors since June 2002, is Executive Vice President and Chief Financial Officer of Vital Signs, Inc. Previously, Mr. Schiff held various senior management positions over a period of twenty years at Bristol-Myers Squibb Company (BMS), most recently, from 2001 to 2002, as Senior Vice President and Chief Financial Officer. He also served as Senior Vice President, Financial Operations and Chief Financial Officer, Medicines Business in 2000, Vice President and Controller from 1990 to 1997, and in various financial positions from 1982 to 1989, all at BMS. Previously, he was a principal at Arthur Young & Company and director of auditing at the New York office. He is also a director of Visiting Nurse Services of New York and the Eugene Lang Entrepreneurship Fund of the Graduate Business School of Columbia University. Mr. Schiff received an M.B.A. degree from Columbia University and a B.A. from New York University.

Mary C. Tanner, 52, one of our Directors since September 2003, is Senior Managing Director at Bear, Stearns & Co. Inc., a financial services company. Prior to Bear, Stearns, Ms. Tanner was a healthcare consultant from 2000 to 2001 and held various positions at Lehman Brothers Inc., a financial services company, including Managing Director and head of the health care practice, from 1984 to 2000. She was the first woman managing director at Lehman Brothers. Ms. Tanner received her BA degree from Harvard University.

Athanase Lavidas, Ph.D., 56, one of our Directors since September 2003, is the Chairman and Chief Executive Officer of Lavipharm Group in Greece, a position he has held since 1976. Dr. Lavidas is also Chairman of the Greece — U.S. Business Council and the Hellenic Entrepreneurs Association, and a member of the board of directors of the Federation of Greek Industries. He received his BS and MS degrees from the University of Munich, his MBA from the Intitut Superior de Marketing et Management in Paris, and his Ph.D. from the University of Athens.

Continuing Class 2 Directors (Term to Expire in 2005)

Jay R. LaMarche, 57, one of our Directors since January 1992, has served as a financial advisor since November 2000. Previously, he served as our Chief Financial Officer and Treasurer from January 1992 to November 2000 and as our Executive Vice President from March 1997 to November 2000. Mr. LaMarche was our Senior Vice President, Finance from January 1992 to February 1997. Prior to joining us, he was Chief Financial Officer and a Director of ChemDesign Corporation, a fine chemicals manufacturer. Previously, Mr. LaMarche was a partner with Deloitte Haskins & Sells, a public accounting firm. Mr. LaMarche received his B.B.A. degree in Public Accountancy from the University of Notre Dame and served as an officer in the United States Navy.

Sandford D. Smith, 57, one of our Directors since October 1991 and our Vice Chairman since January 1999, is Corporate Vice President and President, Genzyme Europe and International for Genzyme Corporation, a biotechnology company. From October 1997 to December 2000, he was President, Therapeutics International and from May 1996 to September 1996, Vice President and General Manager, Specialty Therapeutics and International Group for Genzyme. Mr. Smith was President and Chief Executive Officer and a Director of RepliGen Corporation, a biotechnology company, from 1986 to March 1996. Mr. Smith previously held a number of positions with Bristol-Myers Squibb Company from 1977 to 1986, including, most recently, Vice President of Corporate Development and Planning for the United States Pharmaceutical and Nutritional Group. Mr. Smith earned his B.A. degree from the University of Denver.

Elizabeth H.S. Wyatt, 56, one of our Directors since June 2002, held various senior management positions over a period of twenty years at Merck & Co., Inc., most recently, from 1992 to 2000, as Vice President, Corporate Licensing. She also served in leadership positions in corporate licensing from 1980 to 1992 at Merck. Previously, she held academic and administrative positions at Harvard Business School, Doyle Dane Bernbach, and Boston College. Ms. Wyatt is a director of MedImmune, Inc., a biopharmaceutical company and Neose Technologies, Inc., a biopharmaceutical company. She received an M.B.A. from Harvard Business School, an M.Ed. in education from Boston University, and a B.A. from Sweet Briar College, Virginia.

Continuing Class 3 Directors (Term to Expire in 2006)

Harvey J. Berger, M.D., 53, is our principal founder and has served as our Chairman of the Board and Chief Executive Officer since April 1991, and served as our President from April 1991 to September 2003. From 1986 to 1991, Dr. Berger held a series of senior management positions at Centocor, Inc., a biotechnology company, including Executive Vice President and President, Research and Development Division. He also has held senior academic and administrative appointments at Emory University, Yale University and the University of Pennsylvania and was an Established Investigator of the American Heart Association, Inc. Dr. Berger is a director of PTC Therapeutics, Inc., a closely held biotechnology company. Dr. Berger received his A.B. degree in Biology from Colgate University and his M.D. degree from Yale University School of Medicine and did further medical and research training at the Massachusetts General Hospital and Yale-New Haven Hospital.

Burton E. Sobel, M.D., 67, one of our Directors since June 2002, is E.L. Amidon Professor, Physician-in-Chief, and Professor of Biochemistry at the University of Vermont and has been a trustee of Fletcher Allen Health Care Center, in Burlington, Vermont. Previously, he held senior academic and administrative positions at Washington University School of Medicine, from 1973 to 1994, and at the University of California, San Diego, from 1968 to 1973. Dr. Sobel completed postgraduate training at the Peter Bent Brigham Hospital, Boston and the National Institutes of Health, Bethesda and received an M.D. from Harvard University and an A.B. from Cornell University.

Additional Information Concerning the Board of Directors and its Committees

General

The Board of Directors held four regular meetings in 2003. The Board of Directors has four standing committees, (1) the Executive Committee, (2) the Compensation Committee, (3) the Audit Committee and (4) the Nominating and Corporate Governance Committee. These committees held a total of fifteen meetings during fiscal year 2003. No director during the time in which such director served as our director attended fewer than 75% of the aggregate number of meetings held during the fiscal year by the Board of Directors and the committees of the Board on which he or she served, except for Sandford D. Smith.

Director Independence

Our Board of Directors has determined that each of the following directors is an “independent director” as such term is defined by The Nasdaq Stock Market, Inc. (“Nasdaq”):

•	Athanase Lavidas, Ph.D.

•	Frederick S. Schiff

•	Sandford D. Smith

•	Burton E. Sobel, M.D.

•	Mary C. Tanner

•	Elizabeth H.S. Wyatt

The Board of Directors has also determined that each member of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee meets the independence requirements applicable to each such committee prescribed by Nasdaq and the Securities and Exchange Commission (the “SEC”). The Board of Directors has further determined that Mr. Schiff is an “audit committee financial expert” in accordance with the rules of the SEC.

The Nominating and Corporate Governance Committee has reviewed each director’s status by applying the legal standards for director independence and the criteria applied to determine “audit committee financial expert” status and by evaluating questionnaires for self-evaluation and other information supplied by each of our directors. On the basis of this review, the Nominating and Corporate Governance Committee delivered a report to the Board of Directors and the Board of Directors made its determinations based upon this report and each director’s review of the information made available to the Nominating and Corporate Governance Committee.

The Executive Committee

The members of the Executive Committee are Dr. Berger, Mr. LaMarche and Ms. Wyatt. The Executive Committee has and may exercise certain powers and authority of the Board of Directors in connection with the management and affairs of ARIAD. The Executive Committee held three meetings in 2003.

The Compensation Committee

The members of the Compensation Committee are Drs. Sobel and Lavidas and Mr. Smith. The Committee’s primary function is to act on behalf of the Board of Directors with respect to our general compensation and benefit practices. In particular, the Compensation Committee reviews and approves compensation and retention policies and philosophy for ARIAD; sets the annual salary and other elements of total compensation of our chief executive officer, subject to approval by the full Board of Directors, and annually reviews the total compensation of all other executive officers; approves and recommends to the full Board of Directors the adoption of, and suggested changes to, any incentive compensation or equity plan; administers our stock option and stock grant plans and the issuance of awards pursuant to those plans, including approval of all grants; administers our deferred compensation plan, including approval of all grants; examines on a periodic basis our total compensation structure to ensure that we are properly rewarding our personnel and ensuring their long-term retention; and conducts an annual review of our chief executive officer’s performance with respect to performance of the business, accomplishment of long-term strategic objectives, management development, and other criteria. The Compensation Committee held five meetings (including actions taken by written consent) in 2003. Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

The Audit Committee

The members of the Audit Committee are Messrs. Schiff and Smith and Ms. Wyatt. The functions of the Audit Committee include selecting, evaluating and replacing, if needed, our independent public accountants; approving all audit and non-audit services and fees related thereto; reviewing, in consultation with our management and independent public accountants, the scope and results of the interim reviews and the annual audit of our financial statements included in our quarterly and annual reports filed with the SEC; overseeing and monitoring the processes management has in place to maintain the reliability and integrity of our accounting policies and financial reporting process, to ensure the adequacy of internal accounting, financial reporting and disclosure controls and to comply with legal and regulatory requirements that may impact our financial reporting and disclosure obligations. The Board of Directors has adopted a written charter for the Audit Committee, amended as of March 30, 2004, which is attached to this proxy statement as Appendix A. The Audit Committee held six meetings in 2003. Portions of some of these meetings were held with representatives of our independent public accountants without management present. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

The Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Mr. Smith, Dr. Sobel and Ms. Tanner. The functions of the Nominating and Corporate Governance Committee include making recommendations to the full Board of Directors as to particular nominees for election or appointment to the Board of Directors; making recommendations to the full Board of Directors as to the membership, structure and operations of the committees of the Board; reviewing and assessing the adequacy of our corporate governance guidelines, principles and practices and recommending changes to the full Board of Directors for approval; monitoring compliance with our Corporate Code of Conduct and Ethics; and reviewing and maintaining oversight of matters relating to the independence, operation and effectiveness of the Board and committee members.

The Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider any factors it deems relevant, including, among other factors, a candidate’s personal integrity and judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a priority need on the Board, and concern for the long-term interests of our stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at our 2005 Annual Meeting of Stockholders, such a recommendation should be submitted in writing to the Nominating and Corporate Governance Committee, c/o Laurie A. Allen, Esq., Secretary, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234. Any such written recommendation should include a minimum of the following: (a) all information relating to such person that would be required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (b) the name(s) and address(es) of the stockholder(s) making the recommendation and (c) appropriate biographical information and a statement as to the qualification for service on our Board of Directors of the recommended person. Any such recommendation should be submitted in the time frame for stockholder proposals which are to be included in proxy materials for the Annual Meeting to be held in 2005 under the caption “Stockholders’ Proposals and Nominations for Director for 2005 Annual Meeting” set forth elsewhere in this proxy statement.

The Nominating and Corporate Governance Committee held one meeting in 2003. A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on the Investor Relations section of our website at www.ariad.com.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2003, Drs. Sobel and Lavidas, Mr. Smith and Raymond S. Troubh served as members of our Compensation Committee. In 2003, none of our executive officers served on the Board of Directors or Compensation Committee of any entity that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee. There is no family relationship between or among the members of our Board of Directors or executive officers.

Director Compensation

Members of our Board of Directors, other than our Chairman, Dr. Berger, (the “non-employee directors”) receive grants of common stock or stock options under our 2001 Stock Plan to compensate them for service on the Board of Directors for the coming year. In January 2004, each non-employee director was granted 10,000 shares of our common stock pursuant to our 2001 Stock Plan. Non-employee directors do not receive any cash compensation for service on the Board of Directors or its committees. Mr. LaMarche received $22,777 in 2003 for his services as a financial advisor to ARIAD under a contract which expired in June 2003 and has not been renewed. Directors are reimbursed for their expenses incurred for each meeting they attend.

Stockholder Communications with the Board of Directors

Stockholders wishing to submit written communications to the Board of Directors should send their communications to our Chief Legal Officer, Attention Corporate Governance, at the Company’s address. All stockholder communications will be considered by our Nominating and Corporate Governance Committee at its next regularly scheduled meeting.

Our Policy With Respect to Director Attendance at Our Annual Meetings

We encourage, but do not require, all incumbent directors, as well as all nominees for election as director, to attend our annual meetings of stockholders. All of our incumbent directors and director nominees attended our 2003 Annual Meeting of Stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our subsidiary, ARIAD Gene Therapeutics, Inc. (“AGTI”), holds licenses from Harvard University, Stanford University and other universities relating to our ARGENT cell-signaling regulation technology and owns the intellectual property on our mTOR inhibitors for cancer and for use with drug-delivery stents derived from our ARGENT programs (the “AGTI Products”). Minority stockholders of AGTI, including Harvard University, Stanford University, several of our scientific advisors, and several current and former members of management and Board of Directors, own 20% of the issued and outstanding common stock of AGTI. We own the remaining 80% of the issued and outstanding common stock of AGTI. Four members of our management team and/or Board of Directors own approximately 5.6% of the outstanding common stock of AGTI. Harvey J. Berger, M.D. owns 3.2%; David L. Berstein, Esq. owns 0.2%; John D. Iuliucci, Ph.D. owns 0.6%; and Jay R. LaMarche owns 1.6%. AGTI has a right of first refusal on the sale to third parties of approximately 75% of the minority stockholders’ AGTI shares. AGTI does not have a call option or a right to require the minority stockholders to sell their shares to ARIAD. Two of our directors, Harvey J. Berger, M.D., our Chairman, and Jay L. LaMarche, are the sole directors of AGTI. As part of the formation of AGTI, we entered into agreements with AGTI to provide for the operations of AGTI, which were amended in March 2002.

As part of an employment agreement entered into as of March 4, 2002, we extended a $75,000 relocation loan to Laurie A. Allen, our Senior Vice President, Chief Legal Officer and Secretary, pursuant to a promissory note, and secured by a second mortgage on her residence in Massachusetts. The loan will be forgiven on the third anniversary of the issue date, based on Ms. Allen’s continuous service with us. In the event that Ms. Allen terminates her employment prior to such third anniversary, the principal is due and payable within ninety days thereafter, and any unpaid balance shall bear interest at a rate of 7% per annum.

In 2003, we engaged Lehman Brothers Inc. to act as placement agent for offerings of our common stock. The spouse of Mary C. Tanner, one of our Directors, is a vice chairman of Lehman Brothers. We paid Lehman Brothers a total of $1,999,257 for these services. In addition, in March 2004 we engaged Lehman Brothers to serve as lead underwriter in our public offering of 5,060,000 shares of our common stock, for which they received $1,399,090 in underwriting discounts and commissions. We believe the transactions with Lehman Brothers were entered into on terms no less favorable to us than we could have obtained from unaffiliated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 26, 2004, certain information with respect to (i) each person (including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to us to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each executive officer named in the Summary Compensation Table under “Executive Compensation” and (iv) all directors and executive officers as a group. In accordance with the rules promulgated by the SEC, such ownership includes shares currently owned, as well as shares that the named person has the right to acquire within 60 days of April 26, 2004, including, but not limited to, shares that the named person has the right to acquire through the exercise of any option. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the common stock shown as beneficially owned. Percentage ownership is based on [52,301,105] shares of common stock outstanding as of April 26, 2004.

Stock Ownership by Management, Directors and 5% Beneficial Owners

	Number and Nature of
Name and Address **	Shares Beneficially Owned***		Percent of Class
Ironwood Capital Management, LLC and affiliates 21 Custom House Street, Boston, MA 02110	2,868,363	(1)	[5.5	]%
Harvey J. Berger, M.D.	1,982,747	(2)	[3.8	]%
Laurie A. Allen, Esq.	162,000	(3)	*
David L. Berstein, Esq.	215,753	(4)	*
Timothy P. Clackson, Ph.D.	186,489	(5)	*
Edward M. Fitzgerald	50,000	(6)	*
John D. Iuliucci, Ph.D.	292,969	(7)	*
Jay R. LaMarche	498,356	(8)	*
Athanase Lavidas, Ph.D.	10,000		*
Frederick S. Schiff	41,667	(9)	*
Sandford D. Smith	201,705	(10)	*
Burton E. Sobel, M.D.	49,167	(11)	*
Mary C. Tanner	10,000		*
Elizabeth H.S. Wyatt	41,667	(12)	*
All directors and executive officers as a group (16 persons)	3,981,008	(13)	[7.3	]%

*	Indicates less than one percent of the outstanding shares of common stock.

**	Addresses are given for beneficial owners of more than 5% of the outstanding common stock only.

***	Attached to each share of common stock is a preferred share purchase right to acquire a number of shares of common stock having a market value at that time of twice the right’s exercise price, which rights are not presently exercisable.

(1)	This information is based solely on information contained in a Schedule 13G that was filed jointly with the SEC on February 17, 2004 by Ironwood Capital Management, LLC (“Ironwood”), Warren J. Isabelle, Richard L. Droster and Donald Collins. According to the Schedule 13G, Ironwood and Messrs. Isabelle, Droster and Collins have shared voting power with respect to 2,118,963 of the shares and shared dispositive power with respect to all 2,868,363 of the shares.

(2)	Includes 574,000 shares issuable upon exercise of stock options and 100,000 shares subject to ARIAD’s right of repurchase, which lapses on January 15, 2005. Includes 771,428 shares of Common Stock held of record by The Berger Family Trust and 8,928 shares of Common Stock held of record by the Wolk Family Trust. Wendy S. Berger and Harvey J. Berger, as co-trustees of such trusts, have the right to vote and dispose of the shares held by such trusts; however, in certain circumstances, Wendy S. Berger as co-trustee will have sole voting power with respect to the shares held by each such trust. Includes 40,892 shares held by Wendy S. Berger, Dr. Berger’s spouse, and 13,928 shares held by Dr. Berger’s children.

(3)	Consists of 162,000 shares issuable upon exercise of stock options.

(4)	Includes 200,000 shares issuable upon exercise of stock options.

(5)	Includes 117,360 shares issuable upon exercise of stock options.

(6)	Consists of 50,000 shares issuable upon exercise of stock options.

(7)	Includes 260,250 shares issuable upon exercise of stock options.

(8)	Includes 160,250 shares issuable upon exercise of stock options and 6,696 shares held by Carol B. LaMarche, Mr. LaMarche’s spouse.

(9)	Includes 31,667 shares issuable upon exercise of stock options.

(10)	Includes 145,000 shares issuable upon exercise of stock options.

(11)	Includes 39,167 shares issuable upon exercise of stock options.

(12)	Includes 31,667 shares issuable upon exercise of stock options.

(13)	See notes 2 through 12 above. Also includes 203,250 shares issuable upon the exercise of stock options held by executive officers not listed in the table above.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers:

Name	Age	Position
Harvey J. Berger, M.D.	53	Chairman of the Board of Directors and Chief Executive Officer
Paul J. Sekhri	45	President and Chief Business Officer
Laurie A. Allen, Esq.	43	Senior Vice President, Chief Legal Officer, and Secretary
David L. Berstein, Esq.	51	Senior Vice President and Chief Patent Counsel
Timothy P. Clackson, Ph.D.	38	Senior Vice President and Chief Scientific Officer
Edward M. Fitzgerald	49	Senior Vice President, Chief Financial Officer and Treasurer
John D. Iuliucci, Ph.D.	61	Senior Vice President, Chief Development Officer
Thomas A. Pearson	62	Senior Vice President, Corporate Strategy and Communications
Tomi K. Sawyer, Ph.D.	49	Senior Vice President, Drug Discovery
Camille L. Bedrosian, M.D.	51	Vice President and Chief Medical Officer
David C. Dalgarno, Ph.D.	46	Vice President, Development Sciences
Maryann G. Krane	44	Vice President, Regulatory Affairs
Joseph Bratica	40	Director of Finance and Controller

For biographical information on Dr. Berger, see “Board of Directors” section in this proxy statement.

Paul J. Sekhri has served as our President and Chief Business Officer since October 2003. During 2003, Mr. Sekhri was a partner with The Sprout Group, the venture capital affiliate of Credit Suisse First Boston. From August 2001 to January 2003, he was Senior Vice President and Head of Global Search and Evaluation and from August 1999 to August 2001, he was Vice President and Head of Global Early Commercial Development at Novartis Pharma AG. Prior to joining Novartis, he was a partner at Northeast Consulting Resources, Inc from 1997 to 1999 and previously held management positions with Millipore Corporation and PerSeptiv Biosystems, Inc. Mr. Sekhri received his B.Sc. from the University of Maryland in 1981 and his M.Sc. from the University of Maryland Medical School in 1986.

Laurie A. Allen, Esq. has served as our Senior Vice President and Chief Legal Officer since March 2002 and has served continuously as our Secretary since January 1999. Previously, from January 1999 to December 1999, she served as our Senior Vice President, Corporate Development and Legal Affairs and General Counsel. From January 2000 to March 2002, Ms. Allen was Senior Vice President, Business Development and Legal Affairs at Alexandria Real Estate Equities, Inc., a real estate investment trust. Previously, she was a partner with the law firm of Brobeck, Phleger & Harrison, LLP from January 1996 to December 1998. She also was an associate with Brobeck, Phleger & Harrison, LLP from February 1991 to December 1995. Ms. Allen received her A.B. degree in History from the University of California, Los Angeles, her L.L.M. degree in taxation from New York University and her J.D. degree from Emory University School of Law.

David L. Berstein, Esq. has served as our Senior Vice President and Chief Patent Counsel since June 2000. Previously, he served as our Vice President and Chief Patent Counsel from September 1993 to June 2000. Prior to joining us, from 1990 through 1993, Mr. Berstein was Patent Counsel at BASF Bioresearch Corporation, a biotechnology company, where he was responsible for intellectual property matters, including patents and licensing. From 1985 to 1990, Mr. Berstein was a patent attorney at Genetics Institute, Inc., a biotechnology company, where he was involved in various aspects of the patent process from patent procurement through litigation. Mr. Berstein joined Genetics Institute from the law firm of Cooper & Dunham LLP. Mr. Berstein received his B.S. degree from the University of Michigan and his J.D. degree from Fordham University School of Law.

Timothy P. Clackson, Ph.D. has served as our Senior Vice President and Chief Scientific Officer since September 2003. Previously, he served as our Senior Vice President, Science and Technology from June 2002 to September 2003, as our Vice President, Gene Therapy and Genomics from June 2000 to June 2002, as our Director, Gene Therapy from August 1999 to June 2000 and as our Department Head, Gene Therapy Biology from March 1999 to August 1999. Prior to joining us in December 1994, Dr. Clackson was a postdoctoral fellow at Genentech, Inc., a biotechnology company from 1991 to 1994, where he studied the molecular basis for human growth hormone function. Dr. Clackson received his B.A. degree in Biochemistry from the University of Oxford. Dr. Clackson received his Ph.D. in Biology from the University of Cambridge, for research conducted at the MRC Laboratory of Molecular Biology into antibody engineering and the development of phage display technology.

Edward M. Fitzgerald has served as our Senior Vice President, Chief Financial Officer and Treasurer since May 2002. From 1998 to April 2002, he served as Senior Vice President, Chief Financial Officer and Secretary at AltaRex Corp., a biotechnology company. From 1992 to 1997, Mr. Fitzgerald held various management positions at BankBoston Corp., a financial services and commercial banking company. From 1989 to 1992, he was a partner at Arthur Andersen & Co. in the audit and business advisory practice. Previously, from 1978 to 1988, he also was at Arthur Andersen & Co. Mr. Fitzgerald received his B.S. degree in accounting and M.B.A. degree in finance from Babson College.

John D. Iuliucci, Ph.D. has served as our Senior Vice President and Chief Development Officer since September 2003. Previously, he served as our Senior Vice President, Drug Development from January 1999 to September 2003, as our Vice President, Drug Development from October 1996 to December 1998 and as our Vice President, Preclinical Development from June 1992 to September 1996. Prior to joining us, Dr. Iuliucci was Director of Preclinical Pharmacology and Toxicology at Centocor, Inc., a biotechnology company, from 1984 to 1992. From 1975 to 1984, Dr. Iuliucci headed the Drug Safety Evaluation Department at Adria Laboratories, a pharmaceutical company. He was a Senior Toxicologist at the Warner-Lambert Pharmaceutical Research Institute from 1972 to 1975. Dr. Iuliucci received his B.S. degree in Pharmacy and M.S. and Ph.D. degrees in Pharmacology from Temple University.

Thomas A. Pearson has served as our Senior Vice President, Corporate Strategy and Communications since June 2002. Previously, he served as our Senior Advisor, Corporate Communications and Planning from January 2001 to June 2002, and as our corporate communications consultant from 1992 to January 2001. Mr. Pearson was an independent business consultant from 1983 to 1992, specializing in biotechnology and high-technology companies. Previously, Mr. Pearson held various management positions in the television stations division of CBS, an entertainment and broadcasting company. Mr. Pearson received his B.A. degree in liberal arts from Wheaton College.

Tomi K. Sawyer, Ph.D. has served as our Senior Vice President, Drug Discovery since September 2003. Previously, he served as our Vice President, Drug Discovery from January 1999 to September 2003 and as our Director, Drug Discovery — Signal Transduction from October 1997 to December 1998. From July 1993 to September 1997, he was Head and Associate Research Fellow, Structure-Based Design and Chemistry at Parke-Davis Pharmaceutical Research, a Division of Warner-Lambert Company, a pharmaceutical company, and Section Director, Peptide and Peptidomimetic Chemistry at Parke-Davis from July 1991 to July 1993. Dr. Sawyer received his B.S. degree in Chemistry from Moorhead State University and his Ph.D. degree in Organic Chemistry from the University of Arizona.

Camille L. Bedrosian, M.D. has served as our Vice President and Chief Medical Officer since September 2002. From 1997 to 2002, Dr. Bedrosian served in the Clinical Research and Development Department of Wyeth/Genetics Institute, Inc., most recently as Senior Director, Oncology/Hematology. From 1986 to 1997, she was a Fellow, an Associate, and then Assistant Professor of Medicine in the Division of Hematology and Oncology at Duke University Medical Center and the Duke Comprehensive Cancer Center. Dr. Bedrosian received her B.A. degree from Harvard University/Radcliffe College in Chemistry, her M.S. in Biophysics from M.I.T., and her M.D. from Harvard Medical School.

David C. Dalgarno, Ph.D. has served as our Vice President, Development Sciences since September 2003. Previously, he served as our Vice President, Physical and Chemical Sciences from November 1999 to September 2003, as our Director, Physical and Chemical Sciences from September 1998 to November 1999 and as our Director, Spectroscopy from October 1996 to August 1998. Prior to joining us in March 1992, Dr. Dalgarno was a scientist at Schering-Plough Corp. focusing on protein structure determination by nuclear magnetic resonance. Dr. Dalgarno received his B.A. and Ph.D. degrees in Chemistry from the University of Oxford. He received his postdoctoral training in Molecular Biophysics and Biochemistry at Yale University.

Maryann G. Krane has served as our Vice President, Regulatory Affairs since May 2001. From September 2000 to May 2001, she served as Senior Director, Regulatory Affairs and Quality Assurance at AVANT Immunotherapeutics, Inc., a biotechnology company. From 1986 to 1992 and from 1993 to 2000, Ms. Krane held various positions in regulatory affairs and research at Genetics Institute, Inc., currently a unit of American Home Products Corporation, a diversified healthcare company. Most recently, she was Head, Regulatory Affairs, Global Development of Hemophilia and Oncology Products at Genetics Institute. From August 1992 to April 1993, she was Manager, Regulatory Affairs at Genzyme Corporation, a biotechnology company. Ms. Krane received her B.S. degree in Microbiology from the University of Massachusetts at Amherst, MA.

Joseph Bratica has served as our Director of Finance and Controller since January 1999. Previously, he served as our Assistant Controller from January 1997 to December 1998 and as our Accounting Manager from August 1994 to December 1996. Prior to joining us, he was Accounting Manager at Creative BioMolecules, Inc., a biotechnology company, from 1992 to 1994. Mr. Bratica received his B.A. degree in Accounting from Suffolk University.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth aggregate amounts of compensation paid or accrued by us for the years ended December 31, 2003, 2002 and 2001 for services rendered in all capacities, by our Chief Executive Officer and the five next-most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2003 (the “named executive officers”).

Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation
		Base		Number of Shares	All Other
Name and Principal Position	Year	Salary	Bonus (1)	Underlying Options	Compensation (2)
Harvey J. Berger, M.D.	2003	$455,000	$-0-	-0-	$5,870
Chairman and Chief	2002	433,000	-0-	150,000	5,297
Executive Officer	2001	395,000	-0-	115,000	3,318

Laurie A. Allen, Esq.	2003	$245,000	$85,000	33,000	$-0-
Senior Vice President,	2002	177,404	-0-	100,000	-0-
Chief Legal Officer and	2001	-0-	-0-	-0-	-0-
Secretary

David L. Berstein, Esq.	2003	$259,000	$85,000	33,000	$7,560
Senior Vice President and	2002	242,000	70,000	50,000	6,621
Chief Patent Counsel	2001	221,000	60,000	60,000	3,951

Timothy P. Clackson, Ph.D.	2003	$238,000	$85,000	40,500	$7,518
Senior Vice President and	2002	213,000	65,000	75,000	8,146
Chief Scientific Officer	2001	165,577	65,000	60,000	3,973

Edward M. Fitzgerald	2003	$238,000	$85,000	33,000	$5,738
Senior Vice President,	2002	141,428	-0-	100,000	2,220
Chief Financial Officer	2001	-0-	-0-	-0-	-0-
and Treasurer

John D. Iuliucci, Ph.D.	2003	$260,000	$85,000	40,500	$8,135
Senior Vice President,	2002	242,000	70,000	70,000	7,210
Chief Development Officer	2001	221,000	60,000	55,000	5,016

(1)	The amounts listed are for bonuses awarded and deferred under our 1997 Executive Compensation Plan, a non-qualified, unfunded, deferred compensation plan. See “Executive Compensation — 1997 Executive Compensation Plan.”

(2)	The amounts listed for each year consist of our matching contributions of up to $6,000 per year under our 401(k) plan and, in the case of Mr. Berstein, Dr. Clackson and Dr. Iuliucci, include the aggregate difference between the fair market value and the purchase cost of common stock purchased during fiscal year 2003 under our 1997 Employee Stock Purchase Plan. Dr. Berger is not eligible to participate in our Employee Stock Purchase Plan.

Option Grants in Last Fiscal Year

The following table sets forth information regarding each stock option granted during the fiscal year ended December 31, 2003 to each of the named executive officers.

	Individual Grants
	Number of Shares Underlying Options		Percent of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Granted (1)		Fiscal Year	(per share)	Date	5%	10%
Harvey J. Berger, M.D.	-0-		0%

Laurie A. Allen, Esq.	33,000	(3)	2.5%	$3.90	8/15/13	$80,939	$205,115

David L. Berstein, Esq.	33,000	(3)	2.5%	$3.90	8/15/13	$80,939	$205,115

Timothy P. Clackson, Ph.D.	33,000	(3)	2.5%	$3.90	8/15/13	$80,939	$205,115
	7,500	(3)	0.6%	$6.39	9/23/13	$30,140	$76,380

Edward M. Fitzgerald	33,000	(3)	2.5%	$3.90	8/15/13	$80,939	$205,115

John D. Iuliucci, Ph.D.	33,000	(3)	2.5%	$3.90	8/15/13	$80,939	$205,115
	7,500	(3)	0.6%	$6.39	9/23/13	$30,140	$76,380

(1)	Options to purchase shares of our common stock under the 2001 Stock Plan.

(2)	These amounts, based on assumed annual appreciation rates of 5% and 10% as prescribed by the rules of the SEC, are for illustration purposes only and are not intended to forecast possible future appreciation, if any, of our stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the option holder’s continued employment with us through the option exercise period and the date on which the option is exercised.

(3)	Options vest 100% on the first anniversary of the award.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the exercise of options by each of the named executive officers during the fiscal year ended December 31, 2003. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2003 and the values of “in-the-money” options, which values represent the positive spread between the exercise price of any such option and either the actual or estimated fair market value of the underlying security, as applicable.

			No. of Shares Underlying		Value of Unexercised
	Shares		Unexercised Options at		In-the-Money Options
	Acquired on	Value	Fiscal Year-End		at Fiscal Year-End
Name	Exercise (#)	Realized(5)	Exercisable/Unexercisable		Exercisable/Unexercisable
Harvey J. Berger, M.D.	0	0	574,000/180,000	(1)	$2,421,765/483,875	(3)
			1,402/0	(2)	$34,461/0	(4)

Laurie A. Allen, Esq.	0	0	137,000/108,000	(1)	$720,359/342,900	(3)

David L. Berstein, Esq.	32,143	102,858	167,321/109,250	(1)	$688,998/293,400	(3)
			112/0	(2)	$2,753/0	(4)

Timothy P. Clackson, Ph.D.	0	0	90,160/133,000	(1)	$218,398/365,100	(3)

Edward M. Fitzgerald	0	0	25,000/108,000	(1)	$70,500/328,650	(3)

John D. Iuliucci, Ph.D.	0	0	234,000/105,500	(1)	$1,124,275/296,850	(3)
			280/0	(2)	$6,882/0	(4)
(1)	Options to purchase shares of our common stock.

(2)	Options to purchase common stock of our subsidiary, AGTI.

(3)	Based upon a fair market value of $7.45 per share of common stock, which was the closing price of a share of our common stock on the NASDAQ National Market on December 31, 2003, less the per share exercise price.

(4)	Based upon an estimated value of the common stock of AGTI, for which there was no public market on December 31, 2003, less the per share exercise price.

(5)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2003:

			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities to	Weighted Average	Equity Compensation Plans
	be Issued Upon Exercise	Exercise Price of	(excluding securities
Plan Category	of Outstanding Options	Outstanding Options	reflected in first column)
Equity Compensation Plans Approved by Securityholders	5,512,839 (1)	$4.43	299,386
Equity Compensation Plans not Approved by Securityholders	135,000 (2)	$6.51	—

Total	5,647,839	$4.48	299,386

(1)	Consist of options to purchase 2,562,773 shares of common stock granted under our 1991 Stock Option Plans for Employees, Consultants, and Directors, options to purchase 400,000 shares of common stock granted under our 1994 Stock Option Plan for Non-Employee Directors, and options to purchase 2,550,066 shares of common stock granted under our 2001 Stock Plan.

(2)	Consists of the grant of options to purchase 135,000 shares of our common stock to Paul J. Sekhri, our President and Chief Business Officer, on October 1, 2003, the date of commencement of his employment.

Summary Description of our Non-Stockholder Approved Equity Compensation Plans

On October 1, 2003, we granted a non-qualified stock option to purchase 135,000 shares of our common stock to Paul J. Sekhri, our President and Chief Business Officer, as part of his employment agreement. This option was granted pursuant to the Nasdaq exception from stockholder approval for options granted to new employees as an inducement material to Mr. Sekhri’s entering into employment with us and was approved by a majority of our independent directors as required by Nasdaq. The exercise price of the option is $6.51 per share, representing the closing price of our common stock on the date of grant. These options have a term of ten years and vest equally over four years on the anniversary of the date of grant.

Retirement Savings Plan

Effective January 1, 1993, the Board of Directors adopted the ARIAD Retirement Savings Plan, which is intended to qualify under
Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), covering all of our eligible employees. Pursuant to the plan, employees may elect to defer, in the form of contributions to the plan, from 1% to 60% of their current compensation up to the statutorily prescribed annual limit ($12,000 in 2003) and have the amount of the reduction contributed to the plan. We match and contribute to the plan 50% of the first 6% of compensation that eligible employees contribute to the plan. Employer matching contributions to the plan amounted to $148,803 for the year ended December 31, 2003.

1997 Employee Stock Purchase Plan

Our 1997 Employee Stock Purchase Plan qualifies as an employee stock purchase plan under Section 423 of the Code. The 1997 Employee Stock Purchase Plan permits all eligible employees to make quarterly purchases of our common stock at 85% of the lower of the closing price on the first or last day of the calendar quarter. Participation in the 1997 Employee Stock Purchase Plan is totally voluntary, and stock purchases are funded by payroll deductions established by the participant.

1997 Executive Compensation Plan

Under our 1997 Executive Compensation Plan, participants may be granted options to purchase shares of certain designated mutual funds at a discount equal to the amount of the award. Each option vests equally over a four-year period, and the participant will not be taxed on the value of the mutual funds until the option is exercised. The plan is a non-qualified, unfunded, deferred compensation plan. In 2003, the Compensation Committee made discretionary awards under the plan with an aggregate value of $880,000 to thirteen members of our management. At December 31, 2003, we have recorded a liability on our balance sheet of $2.1 million, representing the fair value of the unexercised options, of which approximately 40% was vested.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Dr. Berger, our Chairman of the Board of Directors and Chief Executive Officer, has an employment agreement with us which commenced in January 1992 and terminates in December 2007. Dr. Berger’s employment agreement is automatically renewable for successive three-year terms unless terminated by either party. The agreement provides that he shall be employed as our Chief Executive Officer, shall be nominated for election to our Board of Directors, serve as Chairman of the Board and receive an annual base salary during 2003 of $455,000, increasing each year by at least 10% of the preceding year’s base salary, although he has not received such increments in each year of the term, including 2003. Dr. Berger is eligible each year to receive a discretionary bonus, determined by the Board of Directors, of up to 50% of his annual base salary, although he has not received such cash bonuses in prior years, including in 2003. If we fail to renew the employment agreement, we are obligated to pay Dr. Berger, in addition to his compensation for the remainder of the term, a lump sum payment equal to two times Dr. Berger’s annual salary for the final year of the term and to provide for the immediate vesting and exercisability of all stock options and other equity rights.

Dr. Berger’s employment agreement provides that, if the agreement is terminated by either party upon the occurrence of certain events, including (i) our sale or merger (or stockholder approval of a merger agreement) or an acquisition of a substantial equity interest in us by a person or group of persons, (ii) if Dr. Berger is not elected to membership on our Board of Directors and named as Chairman or designated as Chief Executive Officer or ceases to be our highest ranking executive officer or ceases to control personnel decisions with respect to our employees, (iii) if we are in material breach of the terms of his employment agreement, (iv) if we are bankrupt or insolvent or (v) if we terminate Dr. Berger’s employment agreement without cause, (1) we will pay Dr. Berger the greater of (x) any remaining salary payable during the term of the agreement plus the maximum possible bonus for each year remaining in the term (taking into account, in both cases, obligated 10% increases in salary) and (y) an amount equal to twice his current annual salary and maximum bonus for the current year of employment (the “Severance Payment”) and (2) all of his stock options, stock grants and similar equity rights will immediately vest and become exercisable. We are not obligated to make the Severance Payment if we discharge Dr. Berger for cause. If the vesting of certain benefits and the payment of certain amounts by us to Dr. Berger are treated as payments in the nature of compensation that are contingent on a “change in control” (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), the deductibility of such payments could, depending upon the aggregate amount of such payments, be disallowed pursuant to Section 280G of the Code and an excise tax could be imposed on Dr. Berger pursuant to Section 4999 of the Code for which he would, pursuant to the employment agreement, be indemnified by us on a net after-tax basis. The employment agreement contains a non-competition provision that is effective during the term of the agreement and, if Dr. Berger is terminated for cause, for a period of one year following the date of termination.

We have also entered into employment agreements with Ms. Allen, Mr. Berstein, Dr. Clackson, Mr. Fitzgerald and Dr. Iuliucci. The agreements provide for employment through December 31, 2006 at annual base salaries increasing each year by an amount to be determined by the Compensation Committee of the Board of Directors. For the year ended December 31, 2003, Ms. Allen, Mr. Berstein, Dr. Clackson, Mr. Fitzgerald and Dr. Iuliucci earned base salaries of $245,000, $259,000, $238,000, $238,000 and $260,000. In addition, each executive is eligible each year to receive a discretionary bonus, to be determined by the Compensation Committee of the Board of Directors, of up to 30% of his or her annual base salary, which may be paid in the form of deferred compensation under the 1997 Executive Compensation Plan, awards of our stock options or stock grants, or cash. The agreements are renewable for successive one-year terms with the mutual consent of the parties.

Our agreements with the above-named officers also provide that (i) upon a change of control, such officers will be entitled to receive, upon termination by the officer within 90 days after the change in control, any remaining salary payable during the term or six months’ salary, whichever is less, and all stock options held by such officers will immediately vest and become exercisable; and (ii) upon termination by us, without cause, such officer will be entitled to receive his or her current salary for the remaining period of the applicable term, and all outstanding options that would have vested during such term shall vest immediately.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total stockholder return on our common stock since December 31, 1998, with the total cumulative return of the Nasdaq Biotechnology Index and the Russell 2000® Index, each of which ARIAD is a member. The Russell 2000 Index is a market capitalization-weighted index of stock price performance for the 2,000 smallest companies in the Russell 3000® Index. Since the Russell 2000 Index is specifically designed to measure the stock price trends of smaller companies, we believe it is a meaningful index against which to compare our stock price performance.

The price of a share of common stock is based upon the closing price per share as quoted on the Nasdaq National Market on the last trading day of the year shown. The graph lines merely connect year-end values and do not reflect fluctuations between those dates. The comparison assumes $100 was invested on December 31, 1998 in our common stock and in each of the foregoing indices and further assumes reinvestment of dividends. We did not declare or pay any dividends during the comparison period. The stock price performance as shown in the graph below is not necessarily indicative of future stock price performance.

	1998	1999	2000	2001	2002	2003

ARIAD Pharmaceuticals, Inc.	$100.00	$166.27	$281.07	$315.38	$137.28	$440.83
Nasdaq Biotechnology Index	$100.00	$201.64	$248.00	$207.81	$113.62	$165.59
Russell 2000 Index	$100.00	$119.62	$114.59	$115.77	$90.79	$131.98

REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is currently composed of three independent, outside directors. The Committee’s primary function is to act on behalf of the Board of Directors with respect to our general compensation and benefit practices. In particular, the Committee reviews and approves compensation and retention policies and philosophy for executive officers and other key employees of ARIAD; sets the annual salary and other elements of total compensation of the chief executive officer, subject to approval by the full Board of Directors, and annually reviews the total compensation of all other executive officers; approves and recommends to the full Board of Directors the adoption of, and suggested changes to, any incentive compensation or equity plan; administers our stock option and stock grant plans and the issuance of awards pursuant to those plans, including approval of all grants; administers our deferred compensation plan, including approval of all grants; examines on a periodic basis our total compensation structure to ensure that ARIAD is properly rewarding its personnel and ensuring their long-term retention; and conducts an annual review of the chief executive officer’s performance with respect to performance of the business, accomplishment of long-term strategic objectives, management development, and other criteria.

Compensation Philosophy

ARIAD’s compensation philosophy is based on the principles of competitive and fair compensation consistent with excellence and performance. The executive compensation program is designed to motivate and reward executive officers by aligning a substantial portion of their total compensation with the achievement of priority strategic, research, development, and business goals, as well as individual and departmental performance objectives.

To ensure that compensation is competitive and that we are able to retain key executives, the Compensation Committee evaluates our compensation practices in light of those of other companies in the biotechnology and pharmaceutical industries with whom we compete for executive talent, especially in the greater Boston, Massachusetts market. The Compensation Committee relies on compensation statistics from various sources, including nation-wide industry-specific surveys and evaluation of specific companies, in determining appropriate total compensation levels. Our compensation target is to pay employees, including senior management, at approximately the 75th percentile of the range of annual compensation paid for comparable positions by these companies. Actual compensation may vary above or below this level depending upon our performance relative to corporate objectives, individual employee performance, the particular skill sets required by us, and the market performance of ARIAD’s publicly traded stock. To ensure fairness, we also strive to achieve equitable pay relationships between individual employees and between different organizational levels and functions within ARIAD, including the executive officers.

Key Elements of Compensation

The major elements of our compensation program are summarized below.

Base Salary. Base salary levels are designed to recognize an individual’s ongoing contribution to ARIAD, to be commensurate with an individual’s experience and organizational level and to be competitive with market benchmarks. Increases in annual salaries are based on demonstrated levels of competency in skill, effectiveness, and leadership, and by comparing how an individual has performed key job requirements against what was envisioned for the job. Salary adjustments are also based on general market competitiveness. The Compensation Committee does not use a specific formula based on these criteria but instead makes the evaluation of each executive officer’s contribution in light of all such criteria.

Stock Programs. All employees are eligible to participate in the 2001 Stock Plan, which is designed to directly align the long-term interests of employees and stockholders and to assist in the long-term retention of employees by providing a meaningful ownership stake in ARIAD. The size of stock options and/or stock grants is generally intended to reflect the individual’s position, the degree to which his or her contributions impacted our results in the past year, the importance of his or her critical skills for our future success, and our need to ensure his or her long-term retention by the Company. Stock options vest over a period specified by the Compensation Committee for each option and are exercisable for ten years from the date of the grant to encourage employees to continue their employment with ARIAD. We generally grant options to new employees when they start employment and to continuing employees on an annual basis and upon promotions to positions of greater responsibility. The exercise price for all stock options granted in 2003 equaled the fair market value of the underlying shares on the date of grant. Therefore, the stock options will eventually have value only if the value of the underlying shares increases.

Stock grants generally are only awarded to members of our senior management and provide the executive with immediate ownership of our common stock. The terms of such grants specify any rights which ARIAD may have to repurchase the shares granted, including the time and/or events upon which such rights will accrue. Such shares may be held in escrow by us until such repurchase rights lapse.

All employees, including executive officers other than the chief executive officer, also are eligible to participate in the 1997 Employee Stock Purchase Plan. The Plan generally permits participants to purchase shares of our common stock at a discount of 15% from the fair market value at the beginning or end of the applicable purchase period on an ongoing basis.

Executive Compensation Plan. Under our 1997 Executive Compensation Plan, participants may be granted options to purchase shares of certain designated mutual funds at a discount equal to the amount of the award. Each option vests equally over a four-year period, and the participant will not be taxed on the value of the mutual funds until the option is exercised. The plan is a non-qualified, unfunded, deferred compensation plan. Since the plan’s inception, a total of fifteen officers and key employees have received bonus awards in this plan and continue to vest in those awards. Awards under this plan were last granted to executive officers and other members of senior management in July 2003.

Chief Executive Officer’s Compensation

In determining Dr. Berger’s 2003 compensation, including whether or not to award stock options or stock grants to him, the Committee considered Dr. Berger’s overall compensation relative to that of other chief executives in the biotechnology industry, and the effectiveness of Dr. Berger’s leadership of ARIAD and the resulting success in the attainment of priority goals, particularly those related to clinical development of its lead product candidates, regulatory filings, product pipeline development, and financial strength of the Company.

For fiscal year 2003, Dr. Berger’s annual base salary was $455,000. In January 2004, Dr. Berger was awarded a stock grant of 100,000 shares of our common stock under our 2001 Stock Plan to ensure his long-term retention and future services as chief executive officer. These shares are subject to our right to repurchase such shares, which right expires on the one-year anniversary of the date of grant.

The Committee believes that Dr. Berger’s 2003 total compensation was competitive, fair, consistent with our corporate results, and consistent with our compensation philosophy.

Tax Policy

Section 162(m) of the Code generally disallows the deductibility of compensation paid to our chief executive officer and four other most highly compensated individuals to the extent it exceeds one million dollars per executive. The law exempts compensation paid under plans that relate compensation to performance. However, the Compensation Committee believes that it is appropriate to retain discretion in determining executive compensation and will reserve the right to exercise this discretion in determining compensation in excess of the limit when such payment is deemed appropriate. The Compensation Committee will continue to monitor the requirements of the Code to determine what actions, if any, should be taken with respect to Section 162(m) relative to ARIAD’s executive compensation programs.

The Compensation Committee

Burton E. Sobel, M.D.
Sandford D. Smith
Athanase Lavidas, Ph.D.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors serves as the representative of the Board of Directors in overseeing and monitoring the processes management has in place to maintain the reliability and integrity of the Company’s accounting policies and financial reporting process, to ensure the adequacy of internal accounting, financial reporting and disclosure controls, and to comply with legal and regulatory requirements that may impact its financial reporting and disclosure obligations. The Audit Committee is also responsible for reviewing the qualifications, independence and performance of the Company’s independent auditors and approving all audit and non-audit services and fees related thereto. In addition, the Audit Committee maintains a written charter that outlines its responsibilities, which it reviews and reassesses annually and recommends any changes to the Board of Directors for approval. Each of the members of the Audit Committee meets the independence and experience requirements of the Nasdaq Stock Market.

Management of the Company is responsible for the Company’s financial statements, financial reporting process and internal accounting, financial reporting and disclosure controls. The independent auditors are responsible for performing an audit of the Company’s annual consolidated financial statements, expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, reviewing the quarterly consolidated financial statements of the Company and other procedures. The Audit Committee is responsible for overseeing and reviewing these processes.

In connection with fulfilling its responsibilities with respect to the consolidated financial statements of the Company for the year ended December 31, 2003, the Audit Committee reviewed and discussed the audited financial statements and related footnotes and other disclosures with management and the independent auditors. The Audit Committee also reviewed with management and the independent auditors the Company’s financial reporting processes and internal accounting, financial reporting and disclosure controls, including those related to compliance with legal and regulatory requirements (including the Sarbanes-Oxley Act of 2002 and related rules and regulations) that impact its financial reporting and disclosure obligations. This review included discussion with the independent auditors regarding the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committees.

The Audit Committee has also reviewed the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees and has discussed with the independent auditors their independence from the Company. The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee has reviewed and evaluated the qualifications and performance of the Company’s independent auditors. Based on this review and evaluation, the Audit Committee has selected Deloitte & Touche LLP to serve as the Company’s independent auditors for the coming year.

The Audit Committee

Frederick S. Schiff
Sandford D. Smith
Elizabeth H. S. Wyatt

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and our other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

CORPORATE CODE OF CONDUCT AND ETHICS

We have adopted a Corporate Code of Conduct and Ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. A copy of the Corporate Code of Conduct and Ethics is publicly available on the Investor Relations section of our website at www.ariad.com. Disclosure regarding any amendments to, or waivers from, provisions of our Corporate Code of Conduct and Ethics will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is permitted by the rules of Nasdaq.

ANNUAL REPORT ON FORM 10-K; INCORPORATION BY REFERENCE

Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC. Requests should be directed to Investor Relations, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234; telephone: (617) 494-0400; extension 251; facsimile: (617) 225-2860; e-mail: investor@ariad.com.

To the extent this proxy statement has been or will be specifically incorporated by reference into any filing by ARIAD under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Report of the Compensation Committee on Executive Compensation,” “Report of the Audit Committee” and “Performance Graph” shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

PROPOSAL 1

Election of Three Class 1 Directors to Hold Office Until the 2007 Annual Meeting

Our Restated By-laws, as amended (the “By-laws”) provide that the number of directors shall be fixed by the Board of Directors, which has fixed the number at eight. At a meeting held on March 30, 2004, the Board of Directors nominated Frederick S. Schiff, Mary C. Tanner and Athanase Lavidas, Ph.D. to stand for election. All such nominees are currently directors.

Our Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the directors in each class serving a term of three years and until their successors are duly elected and qualified. As the term of one Class expires, a successor Class is elected at the Annual Meeting for that year. At this year’s Annual Meeting, three Class 1 directors are to be elected to serve until the 2007 Annual Meeting and until their successors are duly elected and qualified.

It is intended that, if no contrary specification is made, the persons named as proxies shall vote for the nominees named below. The Board of Directors believes that all of the nominees will be available and able to serve as directors, but if for any reason one or more of the nominees named below should not be available to stand for election or be able to serve, the proxies may exercise discretionary authority to vote for a substitute or substitutes recommended by the Board of Directors. The three nominees receiving the highest number of votes will be elected to serve as Class 1 directors.

A plurality of the votes cast at the Annual Meeting will be required to elect the three nominees as Class 1 directors.

The Board of Directors recommends that you vote “FOR” the election of Frederick S. Schiff, Mary C. Tanner and Athanase Lavidas, Ph.D. as Class 1 directors, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 2

Approval of an Amendment to the 2001 Stock Plan to Increase the Number of Shares of Common Stock Available for Issuance under the Plan

Our 2001 Stock Plan was adopted by our Board of Directors in March 2001 and approved by our stockholders at our 2001 Annual Meeting. Initially 1,330,000 shares of our common stock were reserved for issuance thereunder. In March 2002, our Board of Directors amended the 2001 Stock Plan to increase the number of shares of our common stock available for issuance under the plan by 1,600,000 shares to 2,930,000 shares. This amendment was approved by our stockholders at our 2002 Annual Meeting. The purpose of the 2001 Stock Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and stock grants and to encourage ownership of shares of our common stock by our employees, directors and consultants. The following table summarizes the activity in the 2001 Stock Plan as of April 26, 2004 and since its inception:

Shares reserved	2,930,000
Stock options awarded	2,882,011
Stock grants awarded	170,000
Stock options forfeited	[245,035	]
Shares available for future grant	[123,024	]

Of the total number of stock options awarded, as of April 26, 2004, options to purchase [100,885] shares have been exercised and options to purchase [2,536,091] shares remain outstanding. In addition, as of that date, options to purchase approximately [2,374,341] shares of our common stock remain outstanding under our 1991 Stock Option Plan; options to purchase approximately [350,000] shares of common stock remain outstanding and 5,000 shares remain available for future grant under our 1994 Stock Option Plan for Non-Employee Directors (the “1994 Directors Plan”); and 135,000 shares of common stock remain outstanding under a non-qualified stock option agreement with one of our executive officers.

The proposed amendment to the 2001 Stock Plan, made solely to increase the number of shares available for issuance by 3,000,000 shares, is being submitted to the stockholders for approval, because there are only 128,024 shares remaining for future grant under our stock and stock option plans. No other changes in the 2001 Stock Plan are being proposed. The 2001 Stock Plan, as amended, is attached to this proxy statement as Appendix B.

The 2001 Stock Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 2001 Stock Plan, the Compensation Committee determines the persons to whom options or shares will be granted, the number of shares to be covered by each option or grant, and the terms and conditions upon which an option may be granted or stock awarded, and has the authority to administer the provisions of the 2001 Stock Plan. All of our employees, non-employee directors and consultants are eligible to participate in the 2001 Stock Plan (approximately 65 people).

The Board of Directors believes that future awards under the 2001 Stock Plan will be critical to recruiting new employees and retaining current and future management and staff. The proposed amendment to the 2001 Stock Plan will increase the number of shares of our common stock reserved for issuance under the plan by 3,000,000 shares. This increase will result in a total reserve of 5,930,000 shares of common stock under the 2001 Stock Plan, as amended, of which 3,123,024 shares will remain available for grant.

The amendment to the 2001 Stock Plan is being submitted for stockholder approval at the Annual Meeting to ensure qualification of the 2001 Stock Plan, under (i) Section 162(m) of the Code, relating to deductibility by us of compensation to certain executives in excess of $1 million per year, (ii) Section 422 of the Code, relating to the ability of options granted under the 2001 Stock Plan to be incentive stock options, and (iii) Nasdaq rules. Under Nasdaq listing standards, we cannot reprice options without shareholder approval.

Material Features of the 2001 Stock Plan, as Amended

Awards under the 2001 Stock Plan may be either (i) options intended to qualify as “incentive stock options” under Section 422 of the Code, (ii) non-qualified stock options, or (iii) grants of our common stock. Incentive stock options may be granted under the 2001 Stock Plan to employees of ARIAD and its affiliates. Non-qualified stock options and stock awards may be granted to our consultants, directors and employees of ARIAD and its affiliates.

The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options granted to any individual optionee which become exercisable in any calendar year under any of our incentive stock option plan may not exceed $100,000. Incentive stock options may not be granted at a price less than the fair market value of our common stock on the date of grant, or 110% of fair market value in the case of options granted to an employee holding 10% or more of our voting stock. Non-qualified stock options may not be granted at an exercise price less than 85% of the fair market value of our common stock on the date of grant. Incentive stock options expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of our voting stock. An option or stock award is exercisable, during the holder’s lifetime, only by the holder, and is not transferable by him or her except by will, by the laws of descent and distribution, or as otherwise approved by the Compensation Committee.

An incentive stock option may, at the Compensation Committee’s discretion, be exercised after the termination of the optionholder’s employment with us (other than by reason of death, disability or termination for cause as defined in the 2001 Stock Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option’s specified expiration date or 90 days after such termination. In granting any non-qualified stock option, the Compensation Committee may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Compensation Committee shall determine. In the event of the optionholder’s death or disability, both incentive stock options and non-qualified stock options generally may be exercised, to the extent exercisable on the date of death or disability (plus a pro rata portion of the option if the option vests periodically), by the optionholder or the optionholder’s survivors at any time prior to the earlier of the option’s specified expiration date or one year from the date of the optionholder’s death or disability. In the event of the optionholder’s termination for cause, all outstanding and unexercised options are forfeited, and all shares subject to stock grants are subject to repurchase at the purchase price thereof.

If we are to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of our assets or otherwise (an “Acquisition”), the Compensation Committee or the Board of Directors of any entity assuming the obligations under the 2001 Stock Plan (the “Successor Board”), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition or securities of the successor or acquiring entity, (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) within a specified number of days of the date of such notice, at the end of which period the options shall terminate, or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each such option (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) over the exercise price thereof. In the event of a recapitalization or reorganization of ARIAD (other than an Acquisition) pursuant to which securities of ARIAD or of another corporation are issued with respect to the outstanding shares of our common stock, an optionholder upon exercising an option under the 2001 Stock Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such recapitalization or reorganization.

The 2001 Stock Plan may be amended by our stockholders. The 2001 Stock Plan may also be amended by the Board of Directors or the Compensation Committee, provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires stockholder approval (i) in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Code or (ii) under the rules of Nasdaq or any other exchange upon which our common stock may be listed, is subject to obtaining such stockholder approval.

On April 26, 2004, the closing market price per share of our common stock was $[   ] as reported in the Nasdaq National Market.

Federal Income Tax Considerations

The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of awards under the 2001 Stock Plan:

Stock Options

Options granted under the 2001 Stock Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or the amount realized on a disqualifying sale, if less) over the exercise price paid for those shares will be taxable as ordinary income to the optionee; any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

Non-Qualified Stock Options. No taxable income is recognized by an optionee upon the grant of a non-qualified stock option. The optionee will, in general, recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercise of a non-qualified stock option or the disqualifying disposition of an incentive stock option. The deduction will, in general, be allowed for the taxable year in which such ordinary income is recognized by the optionee.

Stock Awards

Under the stock awards feature of the 2001 Stock Plan, an eligible individual may be granted a specified number of shares of our common stock. However, vesting rights to such stock may be made subject to certain restrictions or may be conditioned on the attainment of certain performance goals. If the recipient violates any of the restrictions during the period specified by the Compensation Committee or the performance standards fail to be satisfied, the common stock is forfeited.

A recipient of a stock award will recognize ordinary income equal to the fair market value of the common stock at the time the restrictions lapse, less any amount which the recipient paid for the stock. However, instead of postponing the income tax consequences of a stock award, the recipient may elect to include the fair market value of the common stock (less any purchase price paid) in income in the year the award is granted. This election is made under Section 83(b) of the Code by filing a written notice with the Internal Revenue Service. In general, we receive a deduction for federal income tax purposes equal to the amount of compensation recognized by the recipient at such time as the recipient recognizes such income.

The tax treatment of the subsequent disposition of restricted stock will depend upon whether the recipient has made a Section 83(b) election to include the value of the common stock in income when awarded. If the recipient makes a Section 83(b) election, and elects to include the fair market value of the common stock (less any purchase price paid) in income in the year the award is granted, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date of grant. If no Section 83(b) election is made, and the recipient has recognized ordinary income equal to the fair market value of the common stock at the time the restrictions lapse, less any amount which the recipient paid for the stock, any disposition will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date the restrictions lapsed.

The affirmative vote of a majority of the votes cast by the stockholders present or represented and entitled to vote at the Annual Meeting is required to approve the adoption of the amendment to the 2001 Stock Plan.

The Board of Directors recommends that you vote “FOR” approval of the amendment to the 2001 Stock Plan, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 3

Approval of an Amendment to Our Certificate of Incorporation to Increase the Number of Authorized Shares of Our Common Stock from 60,000,000 to 145,000,000

Our Board of Directors has determined that it is necessary to increase our authorized common stock from 60,000,000 shares to 145,000,000 shares and has voted to recommend that the stockholders adopt an amendment to our Certificate of Incorporation effecting the proposed increase. The text of the proposed amendment to the Certificate of Incorporation is attached to this proxy statement as Appendix C.

Our Certificate of Incorporation currently authorizes the issuance of up to 60,000,000 shares of our common stock. As of April 26, 2004, approximately [52,301,105] shares of our common stock were issued and outstanding, approximately an additional [5,395,432] shares were reserved for issuance upon the exercise of options granted under our stock plans and an additional 1,940,000 shares were reserved for issuance under our effective shelf registration statement.

The Board of Directors believes it is in our best interest and the best interests of the stockholders to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Certificate of Incorporation and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments. We currently have no present intention, plan, arrangement or agreement, written or oral, to issue shares of our common stock for any purpose. However, the Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of common stock proposed to be authorized, except as required by law, regulatory authorities or rules of Nasdaq or any other stock exchange on which our shares may then be listed. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

The affirmative vote of a majority of our common stock outstanding and entitled to vote at the Annual Meeting is required to approve the amendment to our Certificate of Incorporation to effect the proposed increase in our authorized shares.

The Board of Directors recommends that you vote “FOR” approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 145,000,000, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 4

Ratification of Selection of Independent Public Accountants

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP to be our independent public accountants for the year ending December 31, 2004. The Board of Directors has ratified this selection. Deloitte & Touche LLP has served as our independent public accountants since 1991. Deloitte & Touche LLP has advised us that it does not have any direct or indirect financial interest in ARIAD. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they so choose. They will also be available to respond to appropriate questions raised by those in attendance at the Annual Meeting.

Before it selected Deloitte & Touche LLP as independent public accountants to audit our books, records and accounts, the Audit Committee carefully considered the qualifications of Deloitte & Touche LLP, including the firm’s performance as independent public accountants in prior years and its reputation for integrity, quality, and competence in the fields of accounting and auditing. The Audit Committee also considered whether Deloitte & Touche LLP’s provision of non-audit services to ARIAD is compatible with that firm’s independence.

Stockholders will be asked at the Annual Meeting to ratify the selection of Deloitte & Touche LLP. If the stockholders ratify the selection of Deloitte & Touche LLP, the Audit Committee may still, in its discretion, decide to appoint a different independent public accounting firm at any time during the year 2004, if it concludes that such a change would be in the best interests of ARIAD and our stockholders. If the stockholders fail to ratify the selection, the Audit Committee will reconsider, but not necessarily rescind, the retention of the accounting firm.

Audit and Non-Audit Fees

For the fiscal years ending December 31, 2003 and 2002, we paid Deloitte & Touche LLP the following fees:

	2003	2002
Audit Fees	$148,325	$137,750
Audit-Related Fees	10,500	21,000
Tax Fees	40,128	48,875
All Other Fees	0	9,100

Audit Fees include fees for audit of our annual financial statements, the review of our quarterly financial statements included in reports on Form 10-Q and the review of SEC filings, including Deloitte & Touche’s consents. Audit-Related Fees include fees for the audits of employee benefit plan financial statements. Tax Fees include fees for preparation of tax returns as well as tax planning and advice. All Other Fees include consultations related to regulatory and accounting developments. All of the services set forth above in the categories Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee. The Audit Committee has considered that the provision of services categorized under “All Other Fees” is compatible with maintaining Deloitte & Touche’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

On a quarterly basis, management submits a report to the Audit Committee for their approval, outlining the services planned or anticipated to be rendered by the independent auditors, and the estimated fees for such services, within the following two calendar quarters. The services are outlined according to the four categories of services defined above, i.e. Audit, Audit-Related, Tax and All Other. Actual fees incurred relative to estimated fees are reported to the Audit Committee each quarter.

To ensure prompt consideration of unexpected services, the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee to pre-approve services to be rendered. Any such actions taken by the Chair must be reported to the Audit Committee at its next scheduled meeting.

A majority of the votes cast at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP as our independent public accountants for the year 2004.

The Board of Directors recommends that the stockholders vote “FOR” ratification of the selection of Deloitte & Touche LLP as our independent public accountants, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS
FOR DIRECTOR FOR 2005 ANNUAL MEETING

In order to be considered for inclusion in proxy materials for the Annual Meeting to be held in 2005, stockholder proposals must be received by us on or before December 31, 2004. For stockholder proposals which are not to be included in proxy materials for the Annual Meeting to be held in 2005, in order for a stockholder to nominate a person or persons for election to the Board of Directors or to properly bring other business before the 2005 Annual Meeting, notice of such nomination or business proposal must be received not earlier than February 23, 2005 and not later than March 25, 2005. Stockholder proposals must be received marked for the attention of: Secretary, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234.

OTHER MATTERS

Electronic Delivery of Stockholder Communications

We are pleased to offer our stockholders the opportunity to receive stockholder communications electronically. By signing up for electronic delivery of documents such as the annual report and the proxy statement, you can receive stockholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your stockholder votes on line. You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings and help reduce our printing and mailing costs. To sign up for electronic delivery, visit the Investor Relations section of our website at www.ariad.com and enter the information requested. Your enrollment will be effective until canceled. If you have any questions about electronic delivery, please call our investor relations office at 617-494-0400, extension 251.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and ARIAD. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, EquiServe, Inc., by calling its toll free number, (877) 282-1169.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another ARIAD shareholder and together both of you would like to receive only a single set of our annual disclosure statements, follow these instructions:

•	If your ARIAD shares are registered in your own name, please contact our transfer agent, EquiServe, Inc. and inform them of your request by calling them at (877) 282-1169 or writing them at 150 Royall Street, Canton, MA 02021.

•	If a broker or other nominee holds your ARIAD shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Other Business

The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies received and not thereafter revoked in accordance with their best judgment.

By Order of the Board of Directors,

Laurie A. Allen, Esq.
Secretary

April [__], 2004

APPENDIX A
ARIAD PHARMACEUTICALS, INC.

AUDIT COMMITTEE CHARTER

(as adopted on March 30, 2004)

I. PURPOSE

The Audit Committee shall provide assistance to the board of directors of the Corporation (the “Board”) in fulfilling the Board’s responsibility to shareholders relating to the accounting, reporting practices, and the quality and integrity of the financial reports of the Corporation.

The Audit Committee’s responsibility is oversight of the accounting and financial reporting processes of the Corporation and the audits of its financial statements. Management of the Corporation has the responsibility for the Corporation’s financial statements as well as the Corporation’s financial reporting process, principles, and internal controls. The independent auditors are responsible for performing an audit of the Corporation’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Corporation’s quarterly financial statements and other procedures.

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Corporation’s management and the outside auditor, in accordance with its business judgment. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons within the Corporation and of the professionals and experts (such as the independent auditors) from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management of the independent auditors as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the independent auditors to the Corporation.

The Audit Committee’s primary duties and responsibilities are to:

•	Review whether or not management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation;

•	Review whether or not management has established and maintained processes to ensure that an adequate system of internal control is functioning within the Corporation; and

•	Review whether or not management has established and maintained processes to ensure compliance by the Corporation with legal and regulatory requirements that may impact its financial reporting and disclosure obligations;

•	Review the independent auditors’ qualifications and independence; and

•	Prepare a report of the Audit Committee for inclusion in the proxy statement for the Corporation’s annual meeting of shareholders.

The Audit Committee intends to fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence and expertise requirements of the Nasdaq Stock Market (“Nasdaq”), as such requirements may be changed from time to time, as set forth in the listing requirements of Nasdaq. All members of the Audit Committee shall be familiar with and understand basic finance and accounting practices and fundamental financial statements, and at least one member of the Audit Committee shall be a “financial expert” as defined by SEC rules and the Nasdaq listing requirements.

The members of the Audit Committee shall be elected annually by the Board and shall hold office until their resignations or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III. MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee shall meet at least annually with management and the independent auditors separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee shall meet with the independent auditors and management quarterly to review the Corporation’s financial statements and disclosures in accordance with Section IV.3 below.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall:

Review of Documents/Reports

1.	Review and reassess, at least annually, the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to update this Charter.

2.      Review with management and the independent auditors the Corporation’s annual financial statements and Form 10-K, including a discussion of the Corporation’s disclosures in the Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) section, prior to the filing of the Form 10-K or prior to the release of earnings, and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”).

3.      Review with management and the independent auditors the Form 10-Q, including a discussion of the Corporation’s disclosures in the MD&A section, prior to its filing or prior to the release of earnings, and discuss with the independent auditors the matters required to be discussed by SAS No. 61. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4.      Review with each of management and the independent auditors any significant judgments made in management’s preparation of the financial statements, critical accounting policies used by the Corporation, any alternative accounting treatments discussed and any other material written communications between the independent auditors and management.

5.      Review with management and the independent auditors any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information, and any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

6.      Review and discuss drafts of earnings press releases, prior to their issuance, as well as financial information and earnings guidance provided to analysts and rating agencies if so provided.

Independent Auditors

7.      Review the performance and make a determination regarding the selection or replacement of the independent auditors. The Audit Committee shall have the sole authority and responsibility on behalf of the Corporation to select, evaluate, and where appropriate, replace the independent auditors, as well as approve all audit engagement fees and terms. The independent auditors are ultimately accountable to the Audit Committee and the entire Board for such auditors’ review of the financial statements and controls of the Corporation.

8.      Review independence of the auditors by:

•	receiving from, and reviewing and discussing with, the auditors, on a periodic basis, a formal written statement delineating all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard 1 (“ISB No. 1”);

•	reviewing, and discussing with the Board, if necessary, and the auditors, on a periodic basis, any disclosed relationships or services between the auditors and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the auditors; and

•	recommending, if necessary, that the Board take appropriate action to satisfy itself of the auditors’ independence.

9.      Ensure audit partner rotation requirements are adhered to.

10.    Approve, in advance, all audit and permissible non-audit related services to be provided by the independent auditors; and approve, after the fact, certain de minimus services for which pre-approval is not required by SEC rules or the Nasdaq listing standards.

11.    At least annually, obtain and review a report from the independent auditors describing the audit firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to independent audits carried out by the firm, and any steps taken to deal with any such issues.

Financial Reporting Process

12.    Review with management and the independent auditors the integrity of the Corporation’s financial reporting processes (both internal and external), the Corporation’s internal accounting and financial controls and the Corporation’s disclosure controls. Review with management and the independent auditors any significant deficiencies or material weaknesses in internal controls over financial reporting and any fraud that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting.

13.    Consider and approve, if appropriate, changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditors or management.

14.    Review with management and the independent auditors the effect of regulatory and accounting initiatives that may affect the Corporation, as well as the effect of any off-balance sheet structures and transactions on the Corporation’s financial statements.

Legal/General

15.    Review with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements or disclosures in public filings.

16.    Report through its Chair to the Board on a regular basis and following meetings of the Audit Committee.

17.    Maintain minutes or other records of meetings and activities of the Audit Committee.

18.    When deemed necessary by the members of the Audit Committee, retain outside legal, accounting or other advisors or consultants to advise and assist the Audit Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

19.    Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and ensure that such complaints are treated confidentially and anonymously.

20.    Perform any other activities consistent with this Charter, the Corporation’s by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

APPENDIX B
ARIAD PHARMACEUTICALS, INC. 2001 STOCK PLAN
AS AMENDED

1. Definitions

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this ARIAD Pharmaceuticals, Inc. 2001 Stock Plan, as amended, have the following meanings:

a.      Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

b.      Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

c.      Board of Directors means the Board of Directors of the Company.

d.      Certificate means either an Option Certificate or a Stock Grant Certificate.

e.      Code means the United States Internal Revenue Code of 1986, as amended.

f.      Committee means the Compensation Committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

g.      Common Stock means shares of the Company’s common stock, $.001 par value per share.

h.      Company means ARIAD Pharmaceuticals, Inc., a Delaware corporation.

i.      Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

j.      Fair Market Value of a Share of Common Stock means:

i.      If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date;

ii.      If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause a, and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

iii.      If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

k.      ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

l.      Key Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), or otherwise designated by the Administrator to be eligible to be granted one or more Stock Right under the Plan.

m.      Non-Qualified Option means an option which is not intended to qualify as an ISO.

n.      Option means an ISO or Non-Qualified Option granted under the Plan.

o.      Option Certificate means a certificate delivered to the Participant by the Company pursuant to the Plan, in such form as the Administrator shall approve, which sets forth the terms and conditions of a Stock Option Grant.

p.      Participant means a Key Employee, director or consultant to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

q.      Plan means this ARIAD Pharmaceuticals, Inc. 2001 Stock Plan, as amended.

r.      Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

s.      Stock Grant means a grant by the Company of Shares under the Plan.

t.      Stock Option Grant means a grant of an option to purchase Shares under the Plan in either the form of an ISO or Non-Qualified Option.

u.      Stock Grant Certificate means a certificate delivered to the Participant by the Company pursuant to the Plan, in such form as the Administrator shall approve, which sets forth the terms and conditions of a Stock Grant.

v.      Stock Right means a right to Shares of the Company granted pursuant to the Plan (i.e., a Stock Option Grant or a Stock Grant.)

w.      Survivors means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2. Purposes of the Plan

The Plan is intended to encourage ownership of Shares by Key Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of Stock Option Grants and Stock Grants.

3. Shares Subject to the Plan

a.      The number of Shares which may be issued from time to time pursuant to this Plan shall be five million nine hundred thirty thousand (5,930,000) Shares, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 23 of the Plan;

b.      The maximum number of Shares that may be issued as ISOs pursuant to this Plan shall be five million nine hundred thirty thousand (5,930,000) Shares or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 23 of the Plan; and

c.      If an Option ceases to be “outstanding,” in whole or in part, or if the Company shall reacquire any Shares issued pursuant to a Stock Grant, the Shares which were subject to such Option and any Shares so reacquired by the Company shall be available for the granting of other Stock Rights under the Plan. Any Option shall be treated as “outstanding” until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Certificate.

4. Administration of the Plan

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a.      Interpret the provisions of the Plan or of any Stock Option Grant or Stock Grant and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.      Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors and consultants shall be granted Stock Rights;

c.      Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than three hundred thousand (300,000) shares be granted to any Participant in any fiscal year; and

d.      Specify the terms and conditions upon which a Stock Right(s) may be granted; provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee.

5. Eligibility for Participation

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the delivery of the Certificate evidencing such Stock Right. ISOs may be granted only to Key Employees. Non-Qualified Options and Stock Grants may be granted to any Key Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6. Terms and Condition of Options

Each Stock Option Grant shall be set forth in writing in an Option Certificate, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto.

A.      Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

a.      Option Price: Each Option Certificate shall state the option price (per share) of the Shares covered by each Stock Option Grant, which option price shall be determined by the Administrator but shall not be less than 85% of the Fair Market Value per share of Common Stock;

b.      Each Option Certificate shall state the number of Shares to which it pertains;

c.      Each Option Certificate shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events, or through other circumstances or programs approved by the Administrator (the “Vesting Provisions”);

d.      The provisions of Paragraph 6(A)(c) above notwithstanding, with the consent of the Administrator, the vesting provisions specified in a Participant’s employment agreement shall be the Vesting Provisions that apply to the relevant non-qualified options; and

e.      Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

i.      The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

ii.     The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

B.      Incentive Stock Options: Each Option intended to be an Incentive Stock Option (“ISO”), in accordance with Section 422 of the Code, shall be issued only to a Key Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

a.      Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clause (a) thereunder;

b.      Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

i.      Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the Stock Option Grant;

ii.      More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of the Stock Option Grant;

c.      Term of Option: For Participants who own:

i.      Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten (10) years from the date of the Stock Option Grant or at such earlier time as the Option Certificate may provide; or

ii.      More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five (5) years from the date of the Stock Option Grant or at such earlier time as the Option Certificate may provide;

d.      Limitation on Yearly Exercise: The Option Certificates shall restrict the amount of ISOs which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (d) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code; and

e.      Intention to be Treated as an ISO: It is the Company’s intent that an ISO qualify for the favorable tax treatment provided to holders of Options that meet the standards of Section 422 of the Code. Any provision of this Plan, an Option Certificate or any other relevant document which conflicts with the Code so that an Option intended to be an ISO would not be deemed an ISO is null and void and any ambiguities shall be resolved so that the Option qualifies as an ISO. Nonetheless, if the Option is determined not to be an ISO, the Participant shall be deemed to acknowledge and agree that neither the Company nor any Affiliate is responsible to compensate him or her or otherwise make up for the treatment of the Option as a Non-Qualified Option and not as an ISO. The Participant is deemed to have been advised to consult with his or her own tax advisors regarding the tax effects of the Option and the requirements necessary to obtain favorable tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

7. Terms and Conditions of Stock Grants

Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in a Stock Grant Certificate, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Grant Certificate shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

a.      Each Stock Grant Certificate shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

b.      Each Stock Grant Certificate shall state the number of Shares to which the Stock Grant pertains; and

c.      Each Stock Grant Certificate shall include the terms of any right of the Company to reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price thereof, if any.

8. Exercise of Options and Issue of Shares

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal executive office address, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Certificate. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Certificate. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and as approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 26) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Option Grant provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator, after consulting the counsel for the Company, determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

9. Acceptance of Stock Grant and Issue of Shares

A Stock Grant (or any part or installment thereof) shall be accepted by executing the Stock Grant Certificate and delivering it to the Company at its principal office address, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant is being accepted, and upon compliance with any other conditions set forth in the Stock Grant Certificate. Payment of the purchase price for the Shares as to which such Stock Grant is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a fair market value equal as of the date of acceptance of the Stock Grant to the purchase price of the Stock Grant determined in good faith by the Administrator, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.

The Company shall then reasonably promptly deliver the Shares as to which such Stock Grant was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the Stock Grant Certificate. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant or Stock Grant Certificate provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant was made, if the amendment is adverse to the Participant.

10. Rights as a Shareholder

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

11. Assignability and Transferability of Stock Rights

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its sole discretion and set forth in the applicable Option Certificate or Stock Grant Certificate, or (iii) if approved by the Administrator in its sole discretion, through establishment of blind trusts, family limited partnerships, or other estate planning vehicles wherein the Participant or his direct descendants are the primary beneficiary, (iv) if approved by the Administrator in its sole discretion, in accordance with the division of property rights set forth in an authorized settlement agreement arising from the Participant’s divorce, or (v) under any other circumstances that are approved by the Administrator in its sole discretion. Notwithstanding the foregoing, an ISO transferred in accordance with subsections 11(ii)-(v) above shall no longer qualify as an incentive stock option under Section 422 of the Code. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, during the Participant’s lifetime, a Stock Right shall only be exercisable or may only be accepted by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

The Participant is required to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any of the Shares acquired pursuant to the exercise of the Option. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale) of such Shares before the later of (a) two years after the date the Participant was granted the Option or (b) one year after the date the Participant acquired Shares by exercising the Option, except as otherwise provided in Section 424(c) of the Code. If the Participant has died before the Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

12. Effect on Options of Termination of Service other than “For Cause” or Death or Disability

Except as otherwise provided in the pertinent Option Certificate in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.     A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 13, 14, and 15, respectively), may exercise any Option granted to him or her (i) within three (3) months of such termination to the extent that the Option is exercisable on the date of such termination of service, but only if the Administrator has so designated in the pertinent Option Certificate, or (ii) over such other term as the Administrator shall determine in its sole discretion;

b.     Except as provided in Subparagraph (c) below, or Paragraph 14 or 15, in no event may an Option Certificate provide, if an Option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant’s termination of employment;

c.     The provisions of this Paragraph, and not the provisions of Paragraph 14 or 15, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy in all cases with the Company or an Affiliate, provided, however, in the case of a Participant’s Disability or death within three (3) months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one (1) year after the date of the Participant’s termination of employment, but in no event after the date of expiration of the term of the Option;

d.     Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause,” then such Participant shall forthwith cease to have any right to exercise any Option;

e.     A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; and

f.     Except as required by law or as set forth in the pertinent Option Certificate, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

13. Effect on Options of Termination of Service “For Cause”

Except as otherwise provided in the pertinent Option Certificate, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a.     All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited;

b.     In addition to any definition of the term “for cause” set forth in any employment agreement between the Company and the Participant, for purposes of this Plan, the term “cause” shall include, without limitation (i) the failure of the Participant to perform any of his material duties to the Company or any of its Affiliates, (ii) the conviction of the Participant of any felony involving moral turpitude, (iii) any acts of fraud or embezzlement by the Participant involving the Company or any of its Affiliates, (iv) violation of any federal, state or local law, or administrative regulation related to the business of the Company or any of its Affiliates, (v) a conflict of interest, (vi) conduct that could result in publicity reflecting unfavorably on the Company or any of its Affiliates in a material way, (vii) failure to comply with the policies of the Company or any of its Affiliates, (viii) the unauthorized disclosure of confidential information, or (ix) a breach of the terms of any employment agreement, confidentiality agreement, non-competition and non-solicitation agreement or any other agreement between the Participant and the Company or any of its Affiliates, after giving effect to the notification provisions, if any, and the mechanisms to remedy or cure a breach, if appropriate, as described in any such agreement. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company; and

c.     “Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the right to exercise any Option is forfeited.

14. Effect on Options of Termination of Service for Disability

Except as otherwise provided in the pertinent Option Certificate, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any outstanding Option granted to such Participant:

a.     To the extent that the Option has become exercisable according to the vesting period of such Option as of the date of Disability; and

b.     To the extent of a pro rata portion through the date of Disability of any additional Options that would have become exercisable on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

A Disabled Participant may exercise such rights only within the period ending one (1) year after the date of the Participant’s termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

15. Effect on Options of Death While an Employee, Director or Consultant

Except as otherwise provided in the pertinent Option Certificate, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, the Participant’s Survivors may exercise any outstanding Option granted to the Participant:

a.     To the extent that the Option has become exercisable according to the vesting period of such Option as of the date of death; and

b.     To the extent of a pro rata portion through the date of death of any additional Options that would have become exercisable on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of death.

If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

16. Effect of Termination of Service on Stock Grants

In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 16 and Paragraph 17 below, a Participant to whom a Stock Grant has been offered under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 16 and Paragraph 17 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

17. Effect of Stock Grants of Termination of Service Other than “For Cause” or Death or Disability

Except as otherwise provided in the pertinent Stock Grant Certificate, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 18, 19, and 20, respectively, before all Company rights of repurchase shall have lapsed, then the Company shall have the right to repurchase that number of Shares subject to a Stock Grant as to which the Company’s repurchase rights have not lapsed.

18. Effect on Stock Grants of Termination of Service “For Cause”

Except as otherwise provided in the pertinent Stock Grant Certificate, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

a.     All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, if any, thereof;

b.     In addition to any definition of the term “for cause” set forth in any employment agreement between the Company and the Participant, for purposes of this Plan, the term “cause” shall include, without limitation (i) the failure of the Participant to perform any of his material duties to the Company or any of its Affiliates, (ii) the conviction of the Participant of any felony involving moral turpitude, (iii) any acts of fraud or embezzlement by the Participant involving the Company or any of its Affiliates, (iv) violation of any federal, state or local law, or administrative regulation related to the business of the Company or any of its Affiliates, (v) a conflict of interest, (vi) conduct that could result in publicity reflecting unfavorably on the Company or any of its Affiliates in a material way, (vii) failure to comply with the policies of the Company or any of its Affiliates, (viii) the unauthorized disclosure of confidential information, or (ix) a breach of the terms of any employment agreement, confidentiality agreement, non-competition and non-solicitation agreement or any other agreement between the Participant and the Company or any of its Affiliates, after giving effect to the notification provisions, if any, and the mechanisms to remedy or cure a breach, if appropriate, as described in any such agreement. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company; and

c.     “Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the Company’s right to repurchase all of such Participant’s Shares shall apply.

19. Effect on Stock Grants of Termination of Service for Disability

Except as otherwise provided in the pertinent Stock Grant Certificate, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant as would have lapsed had the Participant not become Disabled prior to the end of the vesting period which next ends following the date of Disability. The proration shall be based upon the number of days of such vesting period prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

20. Effect on Stock Grants of Death While an Employee, Director or Consultant

Except as otherwise provided in the pertinent Stock Grant Certificate, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant as would have lapsed had the Participant not died prior to the end of the vesting period which next ends following the date of death. The proration shall be based upon the number of days of such vesting period prior to the Participant’s death.

21. Purchase for Investment

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.     The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment, and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws”; and

b.     At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

22. Dissolution or Liquidation of the Company

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation.

23. Adjustments

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the pertinent Certificate or, subject to the consent of the Administrator, as otherwise specified in an employment or other agreement between the Company and the Participant:

A.     Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise or acceptance of such Stock Right may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such events. The number of Shares subject to the limitation in Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.

B.     Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options, including without limitation any provisions relating to the acceleration of vesting, either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all vested Options must be exercised (either to the extent then exercisable, including Options subject to accelerated vesting provisions, or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either to the extent then exercisable, including Options subject to accelerated vesting provisions, or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Stock Grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Grants shall terminate; or (iii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of an Acquisition, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

C.     Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising or accepting a Stock Right shall be entitled to receive for the purchase price, if any, paid upon such exercise or acceptance the securities which would have been received if such Stock Right had been exercised or accepted prior to such recapitalization or reorganization.

D.     Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C above with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

24. Issuances of Securities

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

25. Fractional Shares

No fractional shares shall be issued under the Plan, and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

26. Conversion of ISOs into Non-Qualified Options; Termination of ISOs

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

27. Withholding

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 28) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

28. Notice to Company of Disqualifying Disposition

Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or (b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply, and no Disqualifying Disposition can occur thereafter.

29. Termination of the Plan

The Plan will terminate on the date which is ten (10) years from the earlier of the date of approval by the stockholders or formal adoption by vote of the Board of Directors. The Plan may be terminated at an earlier date by vote of the shareholders of the Company; provided, however, that any such earlier termination shall not affect any Option Certificates or Stock Grant Certificates executed prior to the effective date of such termination.

30. Amendment of the Plan and Agreements

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Certificates and Stock Grant Certificates in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Certificates and Stock Grant Certificates may be amended by the Administrator in a manner which is not adverse to the Participant.

31. Employment or Other Relationship

Nothing in this Plan or any Option Certificate or Stock Grant Certificate shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

32. Governing Law

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

APPENDIX C

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ARIAD PHARMACEUTICALS, INC.

It is hereby certified that:

FIRST:	The name of the corporation is ARIAD Pharmaceuticals, Inc. (the “Corporation”).

SECOND:	The Certificate of Incorporation of the Corporation, as amended to date is hereby further amended by striking out the first paragraph of Section 4 in its entirety and by substituting in lieu thereof the following:

“4. Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 155,000,000 shares, consisting of 145,000,000 shares of common stock, $.001 par value per share (the “Common Stock”) and 10,000,000 shares of preferred stock, $.01 par value per share (the “Preferred Stock”).”

THIRD:	The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, effective as of this    day of                , 2004.

ARIAD PHARMACEUTICALS, INC.

By:

Harvey J. Berger, M.D.
Chairman and Chief Executive Officer

C-1

ARIAD PHARMACEUTICALS, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy. You are being asked to vote on issues related to the management and operation of your Company. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. If you wish to vote by mail, please mark the boxes on the reverse side of this proxy card to indicate how your shares will be voted, then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope. Alternatively, you may vote either by telephone using the toll-free number listed on the reverse side of this proxy card; or you may vote by Internet using the Internet address shown on the reverse side of this proxy card. Your vote must be received prior to the Annual Meeting of Stockholders to be held June 23, 2004.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

ARIAD Pharmaceuticals, Inc.

DETACH HERE

ARIAD PHARMACEUTICALS, INC.

26 Landsdowne Street
Cambridge, Massachusetts 02139

Annual Meeting of Stockholders — June 23, 2004
Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Harvey J. Berger, M.D. and Laurie A. Allen as Proxies, with full power of substitution of each, to vote for and on behalf of the undersigned at the 2004 Annual Meeting of Stockholders of ARIAD Pharmaceuticals, Inc. to be held at the Company’s offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139 on Wednesday, June 23, 2004 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting of Stockholders, receipt of which is hereby acknowledged, and to vote on the matters set forth on the reverse side hereof, as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

ARIAD PHARMACEUTICALS, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your Vote is important. Please vote immediately.

Vote-by-Internet
Log on to the Internet and go to http://www.eproxyvote.com/aria

OR

Vote-by-Telephone
Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your proxy card.

DETACH HERE

☒	Please mark your votes like this example

ARIAD PHARMACEUTICALS, INC.

1.	To elect the following three Class 1 Directors to hold office until the 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
For Terms Expiring in 2005:

(01) Frederick S. Schiff
(02) Mary C. Tanner
(03) Athanase Lavidas, Ph.D.

	FOR ALL NOMINEES ☐ ☐	WITHHELD FROM ALL NOMINEES
☐
For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to our 2001 Stock Plan to increase the number of shares of our common stock reserved under the plan from 2,930,000 to 5,930,000, an increase of 3,000,000 shares.	☐	☐	☐
3.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 145,000,000, an increase of 85,000,000 shares.	☐	☐	☐
4.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent public accountants for the year ending December 31, 2004.	☐	☐	☐
5.	To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

Mark box at right if an address change or comment has been noted on the reverse side of this card.				☐

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE EITHER (1) DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED; OR (2) VOTE BY CALLING THE TOLL-FREE NUMBER LISTED ABOVE; OR (3) VOTE BY THE INTERNET AS INDICATED ABOVE.

Please be sure to sign and date this Proxy.

Stockholder Signature	Date:	Co-Owner Signature	Date: